UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2019

CACI International Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31400	54-1345888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 N. Glebe Road Arlington, Virginia		22201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 841-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2019, CACI, Inc.-Federal, a subsidiary of the CACI International Inc (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) by and among Legos Holdings, LLC (“Legos Holdings”), Legos Intermediate Holdings, LLC (“Legos”), CoVant Technologies II LLC - Series LGS (together with Legos Holdings, the “Company Sellers”), Madison Dearborn Capital Partners VI-C, L.P. (together with the Company Sellers, the “Sellers”), MDCP Legos Blocker, Inc. (“Blocker”), CACI, Inc. - Federal (“Buyer”), and Legos Holdings, in its capacity as the initial seller representative, pursuant to which Buyer will acquire all of the issued and outstanding equity of Legos and the Blocker (together, the “Sold Companies”), for an aggregate purchase price of $750 million in cash, subject to an adjustment for working capital and certain other items.

The Purchase Agreement contains customary representations and warranties and covenants of the Sellers and the obligation of the Sellers to indemnify the Buyer for a specified period of time for breaches of certain fundamental representations and warranties. The Purchase Agreement also provides the parties with certain termination rights in specified circumstances, including if the closing of the Transaction has not occurred on or prior to April 25, 2019. The representations and warranties in the Purchase Agreement are the product of negotiation among the parties to the Purchase Agreement and are for the sole benefit of such parties. Any inaccuracies in such representations and warranties are subject to waiver by such parties in accordance with the Purchase Agreement without notice or liability to any other person. In some instances, the representations and warranties in the Purchase Agreement may represent an allocation among the parties of risk associated with particular matters, and the assertions embodied in those representations and warranties are qualified by information disclosed by one party to the other in connection with the execution of the Purchase Agreement. Consequently, persons other than the parties to the Purchase Agreement may not rely upon the representations and warranties in the Purchase Agreement as characterizations of actual facts or circumstances as of the date of the Purchase Agreement or as of any other date.

The parties intend to close the Transaction after satisfaction of all conditions to closing contained in the Purchase Agreement, including the expiration or termination of the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder. The Transaction is expected to close in the third quarter of the Company’s 2019 fiscal year.

A copy of the Purchase Agreement is attached as Exhibit 2.1 to this current report on Form 8-K and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

Item 7.01 Regulation FD Disclosure.

On January 30, 2019, the Company issued a press release announcing its intent to acquire the Sold Companies as well as the Company’s acquisition of all of the equity interests of Mastodon Design LLC.  A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statement and Exhibits.

Exhibit Number	Description
2.1

Purchase and Sale Agreement dated January 25, 2019, by and among Legos Holdings, LLC, Legos Intermediate Holdings, LLC, CoVant Technologies II LLC - Series LGS, Madison Dearborn Capital Partners VI-C, L.P. MDCP Legos Blocker, Inc. CACI, Inc. – Federal and Legos Holdings, LLC in its capacity as the initial seller representative

99.1	Press Release dated January 30, 2019

*

Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CACI International Inc

Date: January 30, 2019	By:	/s/ J. William Koegel, Jr.
J. William Koegel, Jr.
Executive Vice President, General Counsel and Secretary